Exhibit 99.1
Federal Signal Corporation Advancing Security and Well-Being Every Day (c) 2008 Federal Signal Corporation. All rights reserved. This presentation is for informational purposes only. March 5, 2008

This presentation contains various forward-looking statements as of the date hereof and the Company undertakes no obligation to update these statements regardless of new developments or otherwise. Statements in this presentation that are not historical are forward-looking statements. These risks and uncertainties, some of which are beyond the company's control, include the cyclical nature of the company's industrial and municipal markets, technological advances by competitors, the Company's ability to improve its operating performance, risks associated with the execution of new product introduction, increased warranty and product liability expenses, risks associated with supplier, dealer and other partner alliances, changes in cost competitiveness including those resulting from foreign currency movements, disruptions in the supply of parts or components from sole source suppliers and subcontractors, retention of key employees and general changes in the competitive environment. Safe Harbor March 5, 2008

100+ years of product leadership Diverse markets Shift to higher-growth, higher-return products Focus on cost structure Leadership change Investment Highlights

Management Team

Segment Revenues $1.3 billion Customer Orders $1.3 billion 2007 Revenues and Orders Environmental Solutions 35% Fire Rescue 27% Tool 9% Safety & Security Systems 29% U.S. Municipal 36% U.S. Industrial/ Commercial 25% Non-U.S. 39%

Product Leadership Drives Our Business Renewed focus on providing best-in-class products and solutions 100+ year history of product leadership #1 or #2 in most markets Mission-critical products Trusted brands - proven performance Boosted new product engineers by more than 50% in past year FS Codespear interoperable communications platforms FS Legend Lightbar Bronto articulated aerial platform FS Vactor HXX Vacuum Excavator Elgin Pelican Sweeper

Recent History Initiated "Shrink to Grow" strategy 2004 2005 2006 2007 February Divested Cutting Tools Acquired Security-Focused Technology Companies Significant New Products Launched New Growth Strategy Launched Closed 6 plants Sold/Divested 7 Business Units Formalized New Product Development Process 2008 Reviewing "Strategic Alternatives" for E-ONE & Tool

Tightened Strategic Focus Leasing portfolio Plastisol Preble Justrite TTI Victor product lines Refuse FAPD do Brasil Cutting tools Superior Codespear $17M Riverchase $7M PIPS $126M "Shrink to Grow" Acquisitions $150 million proceeds $150 million

Recent Acquisitions

Our Markets and Solutions

Markets

Law Enforcement	Fire Rescue/EMS	Homeland Security	Streets and Sanitation	Industrial/Commercial
				

Solutions

Law Enforcement	Fire Rescue/EMS	Homeland Security	Streets and Sanitation	Industrial/Commercial
Automatic vehicle location Command and control Community wide alerting Computer-aided dispatch Digital video Emergency operations First responder interoperability Mobile data Parking and access control Public safety broadband wireless Public warning Records management Scenario management Urgent notification Vehicle lights, sirens and speakers Video surveillance	Automatic vehicle location Command and control Community wide alerting Computer-aided dispatch Digital video Emergency operations Fire station alerting First responder interoperability Mobile data Public safety broadband wireless Public warning Records management Scenario management Urgent notification Vehicle lights, sirens and speakers Video surveillance	Automatic vehicle location Command and control Community wide alerting Computer-aided dispatch Digital video Emergency operations Fire station alerting First responder interoperability Intelligent transportation Military mass notification Mobile data Nuclear warning Parking and access control Public safety broadband wireless Public warning Records management Scenario management Urgent notification Vehicle lights, sirens and speakers Video surveillance	Automatic vehicle location Computer-aided dispatch Digital video Emergency operations First responder interoperability Intelligent transportation Mobile data Parking and access control Public safety broadband wireless Scenario management Urgent notification Vehicle lights, sirens and speakers Video surveillance	Command and control Community wide alerting Computer-aided dispatch Digital video Emergency operations First responder interoperability Military mass notification Nuclear warning Parking and access control Public warning Records Management Scenario management Urgent notification Vehicle lights, sirens and speakers Video surveillance

FEDERAL SIGNAL | *Advancing security and well-being.*
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Public Safety Challenges Leveraging existing technology investments to take control is a top priority for first responders. Communicating across jurisdictions Enabling public-safety networks Implementing digital video and smart applications Alerting citizens

A Platform for True Interoperability Federal Signal Industry Platform Public Safety Networks Smart Messaging Radio Interop Citizen Alerting Scenario Management Campus Alerting Digital Siren Commander Integrated Management Console Facility Management System Computer Aided Dispatch Records Management Mobile Data Terminal License Plate Recognition Enterprise Modules and Solutions Technologies Instantly scaleable, secure, reliable and redundant.

Long Term EV Growth Strategy Safety & Security Focus resources on public safety markets Integrate products into solutions Environmental Solutions Expand globally Increase capacity Add intelligence to products E-One Exploring strategic alternatives Indications of interest from buyers Bronto Increase capacity Accelerate North American growth Tool Exploring strategic alternatives In advanced discussion with buyers

SEG&A Focus in 2008 Reorganization of business units and departments Elimination of positions Reduction in equity incentives Re-negotiation of contracts % 2005 16.7 2006 17.7 2007 18.4 2008E 17.4

Segment Overview

SSG Organic Growth ($ in millions) +18% +17% CAGR = 2%

ESG Organic Growth ($ in millions) +21% +5% CAGR = 5%

Bronto Organic Growth ($ in millions) +53% +51% CAGR = 13%

100+ years of product leadership Diverse markets Shift to higher-growth, higher-return products Focus on cost structure Leadership change Investment Highlights